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                                                                   EXHIBIT 99.1


                      Rent-Way Completes Sale of 295 Stores

     ERIE, Pa., Feb. 10 / PRNewswire-First Call/ -- Rent-Way, Inc. (NYSE: RWY) announced today that it has closed the sale of 295 stores to Rent-A-Center, Inc. The final purchase price for the stores was $100.4 million, of which $10 million is being held back by Rent-A-Center to secure Rent-Way's indemnification obligations, $5 million for 90 days and $5 million for 18 months. As required under the Company's credit agreement, all proceeds of the sale, net of transaction, store closing and similar expenses, will be used to pay existing bank debt.

     Additional details regarding the sale transaction will be available during the Company's first quarter earnings release conference call scheduled for Tuesday, February 11 at 4:30 p.m. ET. The call may be accessed by calling toll-free, 888-223-4764, or through a link at the Company's website, www.rentway.com or at http://www.firstcallevents.com/service/ajwz373985871gf12.html.

     Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances through 766 rental-purchase stores in 33 states. SOURCE Rent-Way, Inc.

                                       02/10/2003

     /CONTACT:  Bill Morgenstern, Rent-Way, +1-814-455-5378; or Investor/Media
Contact:  Rob Ferris, GCI Group, +1-212-537-8025, for Rent-Way/
     / Web site:  http://www.rentway.com /
     / Audio:  http://www.firstcallevents.com/service/ajwz373985871gf12.html /